UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 9, 2017

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

 (Registrant's Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Certain portions of our press release dated May 9, 2017, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•	The 1st, 2nd, and 6th – 8th paragraphs relating to results of operations for the first quarter of 2017

•	The 3rd full paragraph and portions of the 4th paragraph relating to results of European operations

•	Portions of the 5th paragraph relating to results of United States operations

•	The 9th paragraph relating to balance sheet items for the first quarter of 2017

•	The 12th paragraph relating to the conference call to be held on May 10, 2017

•	The consolidated statements of income and consolidated balance sheets

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated May 9, 2017, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	Portions of the 4th paragraph relating to new product launches for European operations for 2017

•	Portions of the 5th paragraph relating to new product launches for United States operations

•	The 10th paragraph relating to 2017 guidance

•	The 14th paragraph relating to forward looking information

•	The balance of such press release not otherwise incorporated by reference in Items 2.02 or 8.01

Item 8.01 Other Event.

Certain portions of our press release dated May 9, 2017, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01. They are as follows:

•	The 11th paragraph relating to cash dividends

Item 9.01 Financial Statements and Exhibits

99.1 Our press release dated May 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 9, 2017

Inter Parfums, Inc.

By:	/s/ Russell Greenberg
Russell Greenberg, Executive Vice President